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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following Registration Statements:

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  Form S-8 No. 333-33772 pertaining to the Interactive Intelligence, Inc. 401(K) Savings Plan,

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  Form S-8 No. 333-33734 pertaining to the Interactive Intelligence, Inc. Employee Stock Purchase Plan,

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  Form S-8 No. 333-87919 pertaining to the Interactive Intelligence Inc. 1995 Incentive Stock Plan, as amended; Interactive Intelligence Inc. 1995 Nonstatutory Stock Option Incentive Plan; Interactive Intelligence Inc. 1999 Stock Option and Incentive Plan; Interactive Intelligence Inc. Outside Directors Stock Option Plan, as amended; and Stock Option Agreements between Interactive Intelligence Inc. and Donald E. Brown, M.D.; Jon Anton, D.Sc.; and Michael P. Cullinane

of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Interactive Intelligence, Inc. for the year ended December 31, 2002.

Indianapolis, Indiana
March 28, 2003

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Exhibit 23
CONSENT OF INDEPENDENT AUDITORS